Exhibit 10(a)

AMENDMENT NUMBER EIGHT

TO THE

HARRIS CORPORATION RETIREMENT PLAN

WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective January 1, 2011 (the “Plan”);

WHEREAS, pursuant to Section 17.1 of the Plan, the Management Development and Compensation Committee of the Corporation’s Board of Directors (the “Compensation Committee”) has the authority to amend the Plan;

WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the “Employee Benefits Committee”) the authority to adopt non-material amendments to the Plan;

WHEREAS, the Employee Benefits Committee desires to amend the Plan (i) to define the term “Spouse” therein, (ii) to require exhaustion of the claims procedure before filing any action involving the Plan, (iii) to clarify the law and venue applicable to any action involving the Plan and (iv) to include a provision governing any award of legal fees in connection with any action involving the Plan; and

WHEREAS, the Employee Benefits Committee has determined that the above-described amendments are non-material.

NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended as follows:

1. Effective as of June 26, 2013, Article 2 hereby is amended to add the following new definition of “Spouse” thereto:

Spouse. A person who is legally married to a Participant under the laws of any domestic or foreign jurisdiction that has the legal authority to sanction marriages. For the avoidance of doubt, the term “Spouse” shall not include a person who, with a Participant, is in a domestic partnership, civil union or other similar formal relationship recognized by applicable law.

2. Effective as of June 26, 2013, each use of the term “spouse” throughout the Plan hereby is capitalized.

3. Effective as of the date hereof, Section 13.6 hereby is amended to add the following new sentence at the end thereof:

In no event shall a Participant or distributee be entitled to challenge a decision of the Administrative Committee in court or in any administrative proceeding unless and until the claims procedures set forth in this Section 13.6 have been complied with and exhausted.

4. Effective as of the date hereof, Section 15.7 hereby is amended in its entirety to read as follows:

Section 15.7. Applicable Law. The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Florida (without regard to principles of conflicts of law) to the extent such laws have not been preempted by applicable federal law. Venue for any action arising under the Plan shall be in Brevard County, Florida.

5. Effective as of the date hereof, Article 15 hereby is amended to add the following new Section 15.11 thereto:

Section 15.11. Legal Fees. Any award of legal fees in connection with an action involving the Plan shall be calculated pursuant to a method that results in the lowest amount of fees being paid, which amount shall be no more than the amount that is reasonable. In no event shall legal fees be awarded for work related to:

(a) administrative proceedings under the Plan;

(b) unsuccessful claims brought by a Participant or any other person; or

(c) actions that are not brought under ERISA.

In calculating any award of legal fees, there shall be no enhancement for the risk of contingency, nonpayment or any other risk, nor shall there be applied a contingency multiplier or any other multiplier. In any action brought by a Participant or any other person against the Plan, the Administrative Committee, the Compensation Committee, the Executive Committee, the Investment Committee, any Plan fiduciary, any Employer or their respective affiliates or their or their affiliates’ respective officers, directors, trustees, employees, or agents (collectively, the “Plan Parties”), legal fees of the Plan Parties in connection with such action shall be paid by the Participant or other person bringing the action, unless the court specifically finds that there was a reasonable basis for the action.

APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on the 19th day of December, 2014.

/s/ Adam Histed
Adam Histed, Chairperson